Exhibit 25(a)
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                       THE FIRST NATIONAL BANK OF CHICAGO

               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

         A NATIONAL BANKING ASSOCIATION                 36-0899825
                                                        I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

  ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS        60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              WACHOVIA CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         NORTH CAROLINA                                  56-1473727
         (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

         100 NORTH MAIN STREET
         WINSTON-SALEM, NORTH CAROLINA                   27101
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

                                                  DEBT SECURITIES
                                          (TITLE OF INDENTURE SECURITIES)

                                                         1

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ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.,
                  Federal Deposit Insurance Corporation,
                  Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16.          LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                  PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                        2


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                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 6th day of January, 1997.

                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      By  Steven M. Wagner
                           Vice President

* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                                         3


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                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                               January 6, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Wachovia Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                      Very truly yours,

                                      THE FIRST NATIONAL BANK OF CHICAGO

                                      By      Steven M. Wagner
                                              Vice President

                                        4


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                                    EXHIBIT 7

Legal Title of Bank: The First National Bank of Chicago     Call Date: 09/30/96  ST-BK:  17-1630 FFIEC 031
Address:             One First National Plaza, Ste 0460                                          Page RC-1
City, State  Zip:    Chicago, IL  60670
FDIC Certificate No.:0/3/6/1/8


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                        DOLLAR AMOUNTS IN                             C400    <-
                                                                             THOUSANDS         RCFD           BIL MIL THOU

ASSETS

1.  Cash and balances due from depository institutions (from Schedule
    RC-A):

    a. Noninterest-bearing balances and currency and coin(1)                                   0081             4,041,784    1.a.
    b. Interest-bearing balances(2)                                                            0071             5,184,890    1.b.
2.  Securities

    a. Held-to-maturity securities(from Schedule RC-B, column A)                               1754                     0    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                            1773             3,173,481    2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold                                                                      0276             3,505,874    3.a.
    b. Securities purchased under agreements to resell                                         0277               145,625    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                                      RCFD            2122            22,835,958    4.a.
    b. LESS: Allowance for loan and lease losses                               RCFD            3123               418,851    4.b.
    c. LESS: Allocated transfer risk reserve                                   RCFD            3128                     0    4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                    2125            22,417,107    4.d.
5.  Assets held in trading accounts                                                            3545             8,121,948    5.
6.  Premises and fixed assets (including capitalized leases)                                   2145               707,971    6.
7.  Other real estate owned (from Schedule RC-M)                                               2150                 9,184    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                             2130                53,803    8.
9.  Customers' liability to this bank on acceptances outstanding                               2155               626,690    9.
10. Intangible assets (from Schedule RC-M)                                                     2143               310,246    10.
11. Other assets (from Schedule RC-F)                                                          2160             1,658,123    11.
12. Total assets (sum of items 1 through 11)                                                   2170            49,956,726    12.


--------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

                                        5


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
Legal Title of Bank: The First National Bank of Chicago     Call Date: 09/30/96  ST-BK:  17-1630 FFIEC 031
Address:             One First National Plaza, Ste 0460                                          Page RC-2
City, State  Zip:    Chicago, IL  60670
FDIC Certificate No.:0/3/6/1/8


SCHEDULE RC-CONTINUED

                                                                        DOLLAR AMOUNTS IN                             C400    <-
                                                                             THOUSANDS         RCFD           BIL MIL THOU

LIABILITIES

13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                             RCON            2200            22,369,341   13.a.
       (1) Noninterest-bearing(1)                                              RCON            6631             9,726,987   13.a.(1)
       (2) Interest-bearing                                                    RCON            6636            12,642,354   13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)                                      RCFN            2200            10,026,286   13.b.
       (1) Noninterest bearing                                                 RCFN            6631               336,746   13.b.(1)
       (2) Interest-bearing                                                    RCFN            6636             9,689,540   13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:

    a. Federal funds purchased                                                 RCFD            0278               884,553   14.a.
    b. Securities sold under agreements to repurchase                          RCFD            0279               717,211   14.b.
15. a. Demand notes issued to the U.S. Treasury                                RCON            2840                14,120   15.a.
    b. Trading Liabilities                                                     RCFD            3548             5,409,585   15b.
16. Other borrowed money:
    a. With original maturity of one year or less                              RCFD            2332             3,414,577   16.a.
    b. With original  maturity of more than one year                           RCFD            2333                46,685   16b.
17. Mortgage indebtedness and obligations under capitalized
    leases                                                                     RCFD            2910               285,671   17.
18. Bank's liability on acceptance executed and outstanding                    RCFD            2920               626,690   18.
19. Subordinated notes and debentures                                          RCFD            3200             1,250,000   19.
20. Other liabilities (from Schedule RC-G)                                     RCFD            2930             1,005,205   20.
21. Total liabilities (sum of items 13 through 20)                             RCFD            2948            46,049,924   21.
22. Limited-Life preferred stock and related surplus                           RCFD            3282                     0   22.
EQUITY CAPITAL

23. Perpetual preferred stock and related surplus                              RCFD            3838                     0   23.
24. Common stock                                                               RCFD            3230               200,858   24.
25. Surplus (exclude all surplus related to preferred stock)                   RCFD            3839             2,925,894   25.
26. a. Undivided profits and capital reserves                                  RCFD            3632               770,670   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                              RCFD            8434                10,194   26.b.
27. Cumulative foreign currency translation adjustments                        RCFD            3284                  (814)  27.
28. Total equity capital (sum of items 23 through 27)                          RCFD            3210             3,906,802   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)                                      RCFD            3300            49,956,726   29.

Memorandum

To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the                                     Number
    bank by independent external auditors as of any date during 1995           RCFD            6724                [N/A]    M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

-----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                        6


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